Exhibit 5.1

                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                            1055 Washington Boulevard
                               Stamford, CT 06901
                                 (203) 961-7400

                                November 22, 2002



Board of Directors
Marvel Enterprises, Inc.
10 East 40th Street
New York, NY 10016

        Re:    Marvel Enterprises, Inc.
               Registration Statement on Form S-8
               ----------------------------------

Gentlemen:

We have acted as counsel to Marvel Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of 10,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") issued or issuable under the Company's 1998 Stock Incentive Plan, as amended (the "Plan"), including shares issuable upon the exercise of options granted or to be granted under the Plan (the "Options"). Capitalized terms used herein and not otherwise defined herein have the respective meanings given those terms in the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

        (a) the Restated Certificate of Incorporation (as amended) of the Company, certified as of a recent date by the Secretary of State of the State of Delaware;

        (b) the Amended and Restated By-Laws of the Company (the "By-Laws"), as certified in the Marvel Certificate referred to below;

        (c) a copy of the resolutions of the Board of Directors of the Company (the "Board Resolutions") authorizing, among other things, the Plan (as amended), as certified in the Marvel Certificate referred to below;

        (d) the Company's Certificate from its January 31, 2002 annual meeting (the "Certificate") certifying the shareholder vote, authorizing, among other things, the Plan (as amended), as certified in the Marvel Certificate referred to below;

        (e) the Registration Statement; and

        (f) the Plan.


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In addition, we have examined a certificate of the Secretary of the Company (the
"Marvel Certificate") certifying: (i) the By-Laws; (ii) the Board Resolutions; and (iii) the Certificate. We also have made such inquiries of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions expressed below.

In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem appropriate, upon representations or certificates of officers or directors of the Company (including the Marvel Certificate and the Certificate) and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

Based on the foregoing, we are of the opinion that the Shares which are issuable under the Plan, including the Shares issuable pursuant to the Options will, when issued in accordance with the Plan, be validly issued, fully paid and nonassessable.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the Item 5 section "Interests of Named Experts and Counsel" included therein.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP
-----------------------------------------
PAUL, HASTINGS, JANOFSKY & WALKER LLP


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